Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to subscribe for and purchase up to 7,240,808 ordinary shares (“Shares”) of Cyren Ltd. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on Friday, November 1, 2019, the last business day prior to the scheduled expiration date of the rights offering of Monday, November 4, 2019 (which may be extended by the Company).

This will instruct you whether to exercise Rights to purchase Shares distributed with respect to the ordinary shares held by you as record holder for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement, dated October 4, 2019 to the prospectus dated August 16, 2019 (collectively, the “Prospectus”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Shares.

Box 2. ☐ Please EXERCISE RIGHTS for Shares as set forth below:

	Number of Shares Subscribed For		Subscription Price		Payment
Basic Subscription Right		x	$1.73	=	$	(Line 1)
Over-Subscription Right		x	$1.73	=	$	(Line 2)
Total Payment Required				=	$
					(Sum of Lines 1 and 2)

*	The over-subscription right may be exercised if you fully exercise the basic subscription right. As described in the Prospectus, the over-subscription right is subject to proration. No fractional Shares will be issued in the rights offering.

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $             from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account                                                       Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

●	agree that if I (we) fail to pay for the Shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner (s):

Signature of beneficial owner (s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: